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                                  NEWS RELEASE

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FOR IMMEDIATE RELEASE                                 MEDIA & INVESTOR CONTACTS:
                                                      --------------------------


                                                 David T. Taber, President & CEO
                                                         AMERICAN RIVER HOLDINGS
                                                                    916-231-6114
                                       Jessica Rankins, Corporate Communications
                                                         AMERICAN RIVER HOLDINGS
                                                                    916-231-6117


             AMERICAN RIVER HOLDINGS ANNOUNCES CHANGES TO IT'S BOARD
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Sacramento, CA - September 19, 2002 - American River Holdings announced the resignation of James O. Burpo as the Director of American River Holdings and as a member of the Audit Committee effective September 18, 2002. A retired chairman of Alburger Basso De Groz, Inc. Insurance Brokers, Mr. Burpo was first elected to the American River Holdings Board of Directors in 1994.

Mr. Burpo will continue to serve on the Board of Directors for American River Bank, and will be replaced by Michael Ziegler on the American River Holdings Board and Larry Wassem will take his place on the Audit Committee.

American River Holdings is a financial services company with three affiliates, American River Bank, a community business bank with offices in Sacramento and Placer County, North Coast Bank, a community business bank with offices in Sonoma County and first source capital, headquartered in Sacramento, which provides equipment lease financing on a brokerage basis for businesses throughout the country.


Related websites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com, www.firstsourcecapital.com



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